ECLIPSE FUNDS

Establishment and Designation of Class
of Shares of Beneficial Interest, Par Value $0.01 Per Share

December 7, 2007

The undersigned, being a majority of the Trustees of Eclipse Funds, a Massachusetts business trust (the “Trust”), acting pursuant to Section 6.1 of the Declaration of Trust dated July 30, 1986, as amended (the “Declaration of Trust”), hereby divide the authorized and unissued shares of beneficial interest (the “Shares”) of the series of the Trust designated below in paragraph 1 (each, a “Fund,” and collectively, the “Funds”) into a newly established Class hereby designated as “Investor Class” shares (the “Class”), with such Class to have the special and relative rights specified in this Instrument:

1. Balanced Fund
2. Mid Cap Opportunity Fund
3. Small Cap Opportunity Fund

2.            Each Share shall be redeemable, and, except as provided below, shall represent a pro rata beneficial interest in the assets attributable to the Class of shares of a Fund, and shall be entitled to receive its pro rata share of net assets attributable to the Class upon liquidation of the Fund, all as provided in or not inconsistent with the Declaration of Trust. Each Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

3.            Upon the effective date of this Instrument:

a. Each Share of the Class of a Fund shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters that such Shares (or Class of Shares) shall be entitled to vote. Shareholders of a Fund shall vote together on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the “1940 Act”), or when the Trustees have determined that the matter affects only the interest of Shareholders of one or more Classes, in which case only the Shareholders of such Class or Classes shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Fund if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

b. Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Class of the Fund may, pursuant to the Plan adopted by the
Trustees under Rule 18f-3 under the 1940 Act, or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes.

4.            The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any
Class now or hereafter created, or to otherwise change the special and relative rights of any such
Class, provided that such change shall not adversely affect the rights of Shareholders of such Class.

/s/Susan B. Kerley                                                                            /s/ Alan R. Latshaw
Susan B. Kerley                                                                                      Alan R. Latshaw

/s/ Peter Meenan                                                                                      /s/ Brian A. Murdock
Peter Meenan                                                                                      Brian A. Murdock

/s/ Richard H. Nolan, Jr.                                                                                      /s/ Richard S. Trutanic
Richard H. Nolan, Jr.                                                                                                 Richard S. Trutanic

/s/ Roman L. Weil                                                                                      /s/ John A. Weisser, Jr.
Roman L. Weil                                                                            John A. Weisser, Jr.